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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors

The Board of Directors
Echelon Corporation:

We consent to incorporation by reference in the registration statements on Forms S-8 (Nos. 333-62045, 333-44198, and 333-88880) of Echelon Corporation of our
report dated January 17, 2003, relating to the consolidated balance sheets of Echelon Corporation and subsidiaries as of December 31, 2002, and the related consolidated statements of operations and comprehensive income, stockholders' equity, and cash flows for the year then ended, and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of Echelon Corporation.

Our report refers to our audit of the transitional disclosures required by Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, that were applied to revise the 2001 consolidated financial statements as more fully described in note 4 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of Echelon Corporation other than with respect to such disclosures.

/s/ KPMG LLP
KPMG LLP

Mountain View, California
March 28, 2003